                                  EXHIBIT 11.1

                                            Basic         Diluted
                                         EPS number     EPS number         Net        Adjusted Net        Basic          Diluted
                                          of shares      of shares       Income          Income            EPS             EPS
                                        ------------------------------------------------------------------------------------------
Twelve Months ended December 31, 2000      8,990,605      9,684,752   $  5,201,446    $  5,201,446    $       0.58    $       0.54
Twelve Months ended December 31, 2001      9,203,224      9,203,224   $ (2,534,691)   $ (2,534,691)   $      (0.28)   $      (0.28)
Twelve Months ended December 31, 2002      9,399,374      9,611,108   $  5,001,480    $  5,001,480    $       0.53    $       0.52

TWELVE MONTHS ENDED  DECEMBER 31, 2000

                                            Basic                            Diluted
                                       --------------                    -------------
Average Shares Outstanding                  8,990,605                        8,990,605
Options - Plan 1                                                18,934
Average Option Price                                    $         2.33
Total Exercise Cost                                     $       44,116
Shares Repurchased                                               2,650
Net Shares from Option - Plan 1                                                 16,284
Options - Plan 2                                               202,861
Average Option Price                                    $         2.56
Total Exercise Cost                                     $      519,324
Shares Repurchased                                              31,191
Net Shares from Option - Plan 2                                                171,670
Options - Plan 3                                               553,528
Average Option Price                                    $         6.11
Total Exercise Cost                                     $    3,382,056
Shares Repurchased                                             203,126
Net Shares from Option - Plan 3                                                350,402
Options - Plan 4                                                53,631
Average Option Price                                    $        15.02
Total Exercise Cost                                     $      805,538
Shares Repurchased                                              48,381
Net Shares from Option - Plan 4                                                  5,250
Options - EFA Non-qualified                                     84,754
Average Option Price                                    $        10.13
Total Exercise Cost                                     $      858,558
Shares Repurchased                                              51,565
Net Shares from Option - EFA
 Non-qualified                                                                  33,189
Options - CGB Qualified                                        160,652
Average Option Price                                    $        10.00
Total Exercise Cost                                     $    1,606,520
Shares Repurchased                                              96,488
Net Shares from Option - CGB Qualified                                          64,164
Options - CGB Non-Qualified                                     82,714
Average Option Price                                    $        10.62
Total Exercise Cost                                     $      878,423
Shares Repurchased                                              52,758
Net Shares from Option - CGB
 Non-Qualified                                                                  29,956
Stock Appreciation Rights                                       87,911
Average SAR Price                                       $        12.25
Total Exercise Cost                                     $    1,076,910
Shares Repurchased                                              64,679
Net Shares from SARS                                                            23,232
                                       --------------                    -------------
Gross Shares                                8,990,605                        9,684,752

Price                                                   $        16.65

TWELVE MONTHS ENDED DECEMBER 31, 2001

                                            Basic                            Diluted
                                       --------------                    -------------
Average Shares Outstanding                  9,203,224                        9,203,224
Options - Plan 2                                               158,830
Average Option Price                                    $         2.63
Total Exercise Cost                                     $      417,723
Shares Repurchased                                              32,840
Net Shares from Option - Plan 2                                                      -
Options - Plan 3                                               516,145
Average Option Price                                    $         6.68
Total Exercise Cost                                     $    3,447,849
Shares Repurchased                                             271,057
Net Shares from Option - Plan 3                                                      -
Options - Plan 4                                               300,045
Average Option Price                                    $        13.54
Total Exercise Cost                                     $    4,062,609
Shares Repurchased                                             319,388
Net Shares from Option - Plan 4                                                      -
Options - EFA Non-qualified                                     85,500
Average Option Price                                    $        10.19
Total Exercise Cost                                     $      871,245
Shares Repurchased                                              68,494
Net Shares from Option - EFA
 Non-qualified                                                                       -
Options - CGB Qualified                                         70,279
Average Option Price                                    $        10.33
Total Exercise Cost                                     $      725,982
Shares Repurchased                                              57,074
Net Shares from Option - CGB Qualified                                               -
Options - CGB Non-Qualified                                     72,732
Average Option Price                                    $        10.56
Total Exercise Cost                                     $      768,050
Shares Repurchased                                              60,381
Net Shares from Option - CGB
 Non-Qualified                                                                       -
Options - Moneta                                               175,879
Average Option Price                                    $        12.50
Total Exercise Cost                                     $    2,198,488
Shares Repurchased                                             172,837
Net Shares from Option - Moneta                                                      -
Stock Appreciation Rights                                      100,604
Average SAR Price                                       $        12.55
Total Exercise Cost                                     $    1,262,580
Shares Repurchased                                              99,259
Net Shares from SARS                                                                 -

                                       --------------                    -------------
Gross Shares                                9,203,224                        9,203,224
Price                                                   $        12.72

TWELVE MONTHS ENDED  DECEMBER 31, 2002

                                            Basic                            Diluted
                                       --------------                    -------------
Average Shares Outstanding                  9,399,374                        9,399,374
Options - Plan 2                                                57,455
Average Option Price                                    $         3.14
Total Exercise Cost                                     $      180,409
Shares Repurchased                                              16,876
Net Shares from Option - Plan 2                                                 40,579
Options - Plan 3                                               452,541
Average Option Price                                    $         6.90
Total Exercise Cost                                     $    3,122,533
Shares Repurchased                                             292,098
Net Shares from Option - Plan 3                                                160,443
Options - Plan 5                                                54,032
Average Option Price                                    $         9.52
Total Exercise Cost                                     $      514,385
Shares Repurchased                                              48,118
Net Shares from Option - Plan 5                                                  5,914
Options - EFA Non-qualified                                     85,500
Average Option Price                                    $        10.18
Total Exercise Cost                                     $      870,390
Shares Repurchased                                              81,421
Net Shares from Option - EFA
 Non-qualified                                                                   4,079
Options - CGB Qualified                                         40,495
Average Option Price                                    $        10.59
Total Exercise Cost                                     $      428,842
Shares Repurchased                                              40,116
Net Shares from Option - CGB Qualified                                             379
Options - CGB Non-Qualified                                     45,552
Average Option Price                                    $        10.61
Total Exercise Cost                                     $      483,307
Shares Repurchased                                              45,211
Net Shares from Option - CGB
 Non-Qualified                                                                     341

                                       --------------                    -------------
Gross Shares                                9,399,374                        9,611,108
Price                                                   $        10.69